Exhibit 99.3

Information Relating to Item 14 – Other Expenses of Issuance and Distribution

The expenses to be paid by BioAmber Inc. (the “Company”) in connection with the offering and sale of the Company’s common stock pursuant to the Company’s registration statement, File No. 333-196470 (the “Registration Statement”), other than underwriting discounts and commission, are set forth in the following table. All amounts are estimated except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$		*
Listing fees		$21,528
Printing expenses		$20,000
Transfer agent and registrar fees and expenses		$5,000
Legal fees and expenses		$120,000
Accounting fees and expenses		$77,472
Total		$244,000

*	On June 2, 2014, the Company filed with the Securities and Exchange Commission (the “SEC”) a “shelf” Registration Statement on Form S-3 for the registration of an unspecified number of its securities, including the common stock sold in this offering, for a maximum aggregate offering amount of $100,000,000 (the “Shelf Registration Statement”). A registration fee in the amount of $12,880 was previously paid to the SEC in connection with the initial filing of the Shelf Registration Statement.